Exhibit 99.1

Contacts:

Investors:	Media:
Patrick E. Flanigan III	Brian P. Gill
Vice President	Vice President
Investor Relations	Corporate Communications
Celgene Corporation	Celgene Corporation
(908) 673-9969	(908) 673-9530

CELGENE CORPORATION ANNOUNCES 2012 FINANCIAL OUTLOOK

AND REVIEWS 2011 ACHIEVEMENTS

2012 Total Revenue Guidance $5.4-$5.6B, up ~15%, REVLIMID® $3.75B to $3.85B, up ~19%, and Non-GAAP EPS $4.70 - $4.80, up ~25%

Outlook for 2012 Includes Significant Catalysts in Hematology, Oncology,

and Inflammation and Immunology

2011 Record Results with Total Revenue of Over $4.8B, up 34%, and Non-GAAP EPS of approximately $3.79, up 36%

2015 Outlook Updated to $8-9B Total Revenue and Non-GAAP EPS of $8.00 to $9.00

SUMMIT, NJ — (January 9, 2012) — Celgene Corporation (NASDAQ: CELG) today reviewed 2011 achievements and provided its outlook for 2012 at the JPMorgan 30th Annual Healthcare Conference. In 2012, non-GAAP total revenue is targeted to increase approximately 15 percent year-over-year to a range of $5.4 to $5.6 billion. REVLIMID net product sales are expected to increase approximately 19 percent to a range of $3.75 to $3.85 billion. Non-GAAP diluted earnings per share (EPS) is targeted to increase approximately 25 percent to a range of $4.70 to $4.80.  The EPS guidance assumes a constant share count from 2011 to 2012.

“The 2012 guidance reflects our confidence in the continued operational momentum in executing our business plan by our global teams,” said Bob Hugin, Celgene’s Chairman and Chief Executive Officer. “The accomplishments of 2011 have positioned us with significant catalysts for 2012 in all three therapeutic areas of our business — hematology, oncology, and inflammation and immunology.”

Preliminary 2011 unaudited results indicate that non-GAAP total revenue increased by approximately 34 percent to just over $4.8 billion. Non-GAAP diluted EPS increased approximately 36 percent to about $3.79. The Company will report its 2011 full-year financial results on Thursday, January 26, 2012.

Celgene Forecasts Continued Revenue and Earnings Growth in 2012

•      Non-GAAP Total Revenue Expected to Increase Approximately 15 Percent Year-Over-Year to a Range of $5.4 to $5.6 Billion

•      REVLIMID Net Product Sales Anticipated to Increase Approximately 19 Percent Year-Over-Year to a Range of $3.75 to $3.85 Billion

•      Non-GAAP Diluted EPS Expected to Increase Approximately 25 Percent Year-Over-Year to a Range of $4.70 to $4.80, this guidance assumes a constant share count from 2011 to 2012

2011 Fourth Quarter Financial Results Year-Over-Year (Unaudited)

•      Non-GAAP Total Revenue Increased Approximately 22 Percent to About $1.28 Billion; GAAP Total Revenue Approximately $1.28 Billion

•      Global REVLIMID Net Product Sales Increased Approximately 20 Percent to About $855 Million

•      Global VIDAZA® Net Product Sales Increased Approximately 34 Percent to Approximately $189 Million

•      Global ABRAXANE® Net Product Sales of Approximately $104 Million

•      Global THALOMID® Net Product Sales of Approximately $82 Million

•      Non-GAAP Diluted EPS Increased Nearly 46 Percent to Approximately $1.05; GAAP Diluted Earnings Per Share Approximately $0.93, these results include the impact of $20-$25 Million of one-time items, including write-offs related to the discontinued REVLIMID Phase III prostate cancer trial and expenses related to quality issues with contract manufacturers

2011 Full Year Financial Results Year-Over-Year (Unaudited)

•      Non-GAAP Total Revenue Increased Approximately 34 Percent to Approximately $4.8 Billion; GAAP Total Revenue Approximately $4.8 Billion

•      Global REVLIMID Net Product Sales Increased Approximately 30 Percent to Just Over $3.2 Billion

•      Global VIDAZA Net Product Sales Increased Approximately 32 Percent to About $705 Million

•      Global ABRAXANE Net Product Sales of Approximately $386 Million

•      Global THALOMID Net Product Sales of Approximately $339 Million

•      Non-GAAP Diluted Earnings Per Share Increased Nearly 36 Percent to Approximately $3.79; GAAP Diluted Earnings Per Share Approximately $2.85

2012 Key Milestones

REVLIMID

•      Receive approval for REVLIMID in newly diagnosed and maintenance of multiple myeloma from the European Medicines Agency (EMA)

•      File REVLIMID newly diagnosed and maintenance multiple myeloma submission with the Food and Drug Administration (FDA) and other agencies

•      File REVLIMID MDS del 5q submission with EMA

•      Data from REVLIMID MCL-001 Phase II Special Protocol Assessment trial in relapsed/refractory Mantle Cell Lymphoma

•      Launch REVLIMID in China in relapsed/refractory multiple myeloma

•      Secure reimbursement for REVLIMID in Russia, Korea, and Brazil

ABRAXANE

•      FDA approval of ABRAXANE in Non-small Cell Lung Cancer (NSCLC)

•      Filing for NSCLC with EMA

•      Complete enrollment of ABRAXANE Phase III Pancreatic trial

•      Data from ABRAXANE Phase III Melanoma trial

POMALIDOMIDE

•      File for approval of Pomalidomide in relapsed/refractory multiple myeloma with FDA and EMA

APRREMILAST

•      Data from Phase III Apremilast trials in Psoriatic Arthritis and Psoriasis

•      Initiation of Phase III Apremilast trial in Ankylosing Spondylitis

•      Data from Phase IIb Apremilast trial in Rheumatoid Arthritis

Q4 and Full year 2011 Conference Call and Webcast Information

Celgene will host a conference call to discuss the results and achievements of its fourth quarter and full year 2011 operating and financial performance on January 26, 2012, at 9 a.m. ET. The conference call will be available by webcast at www.celgene.com. An audio replay of the call will be available from noon ET January 26, 2012, until midnight ET February 2, 2012. To access the replay, in the U.S. dial 800-585-8367; outside the U.S. dial 404-537-3406; and enter reservation number 40618621.

About Celgene

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the company’s Web site at www.celgene.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.

In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains non-GAAP financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These non-GAAP measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways. Non-GAAP total revenue approximates GAAP total revenue for each of the periods presented. See the attached Reconciliations of GAAP to non-GAAP diluted earnings per share for explanations of the amounts excluded and included to arrive at non-GAAP diluted earnings per share amounts for the three-month and full year periods ended December 31, 2011 and for the projected amounts for the year ending December 31, 2012.

#  #  #

Celgene Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Diluted Earnings Per Share

(Unaudited)

		Three Months Ended
		December 31, 2011
		Range
		Low	High

Diluted earnings per common share - GAAP		$0.90	$0.96

Per share impact of excluded items before tax:
Share-based compensation expense	(1)	0.13	0.11
Upfront collaboration payments	(2)	0.14	0.14
Amortization of acquired intangible assets	(3)	0.18	0.16
Change in value of contingent consideration	(4)	(0.06)	(0.06)
Canadian pricing settlement	(5)	0.02	0.02
Net income tax adjustments	(10)	(0.26)	(0.28)
Diluted earnings per common share - non-GAAP		Approximately $1.05

		Twelve Months Ended
		December 31, 2011
		Range
		Low	High

Diluted earnings per common share - GAAP		$2.82	$2.89

Per share impact of excluded items before tax:
Share-based compensation expense	(1)	0.48	0.46
Upfront collaboration payments	(2)	0.28	0.28
IPR&D impairment	(6)	0.25	0.25
Amortization of acquired intangible assets	(3)	0.64	0.62
Acquisition related charges and restructuring	(7)	0.01	0.01
Abraxis inventory step-up	(8)	0.20	0.20
Change in value of contingent consideration	(4)	(0.32)	(0.32)
Canadian pricing settlement	(5)	0.02	0.02
Non-core activities	(9)	0.03	0.03
Net income tax adjustments	(10)	(0.62)	(0.65)
Diluted earnings per common share - non-GAAP		Approximately $3.79

		Twelve Months Ending
		December 31, 2012
		Range
		Low	High

Projected diluted earnings per common share - GAAP		$4.28	$4.52

Per share impact of excluded items before tax:
Share-based compensation expense	(1)	0.53	0.48
Amortization of acquired intangible assets	(3)	0.32	0.29
Net income tax adjustments	(10)	(0.43)	(0.49)
Projected diluted earnings per common share - non-GAAP		$4.70	$4.80

Explanation of adjustments:

(1)     Exclude employee share-based compensation expense.

(2)     Exclude upfront payments for research and development collaboration arrangements.

(3)     Exclude amortization of acquired intangible assets from the acquisitions of Abraxis Bioscience Inc, or Abraxis, Pharmion Corp., or Pharmion and Gloucester Pharmaceuticals, Inc., or Gloucester.

(4)     Exclude the change in fair value of the Company’s contingent liabilities related to the acquisitions of Gloucester and Abraxis.

(5)     Exclude the impact of pricing settlement with the Patented Medicine Prices Review Board of Canada.

(6)     Exclude IPR&D impairment related to a reduction in the probability of obtaining progression free survival labeling for the treatment of non-small cell lung cancer for ABRAXANE in the United States.

(7)     Exclude deal related acquisition costs and restructuring costs for Abraxis.

(8)     Exclude acquisition-related Abraxis inventory step-up adjustment to fair value expensed during the period.

(9)     Exclude the estimated impact of activities arising from the acquisitions of Abraxis that are not related to core nab technology and of Pharmion that are planned to be divested, including the cost of goods sold for products to be divested as well as operating expenses related to such activities.

(10)   Net income tax adjustments reflects the estimated tax effect of the above adjustments and the impact of certain other non-operating tax adjustments, including one time effects of changes in tax law and acquisition related matters.